Exhibit 10.5
FORM OF
STOCK OPTION AGREEMENT FOR NON-EMPLOYEE DIRECTORS
CONAGRA FOODS 2009 STOCK PLAN
     This Stock Option Agreement, hereinafter referred to as the “Option” or the “Agreement” is made on the            day of                     , 20          , between ConAgra Foods, Inc., a Delaware Corporation (“ConAgra Foods”) and the Optionee.
     1. Grant of Option. ConAgra Foods hereby grants an Option on shares of ConAgra Foods’s common stock (“Common Stock”) to the Optionee, as follows:

Optionee:

Number of Shares:

Exercise Price per Share: $

Date of Grant:

Plan Name: ConAgra Foods 2009 Stock Plan (the “Plan”)

Type of Option: Non-qualified
     IN WITNESS WHEREOF, ConAgra Foods and the Optionee have caused this Agreement to be executed effective as of the date first written above. ConAgra Foods and the Optionee acknowledge that this Agreement includes six pages including this first page. The Optionee acknowledges reading and agreeing to all six pages and that in the event of any conflict between the terms of this Agreement and the terms of the Plan, the Plan shall control. Capitalized terms used herein without definition have the meaning set forth in the Plan.

CONAGRA FOODS, INC.	OPTIONEE

Gary M. Rodkin	Name
Date	Date

     2. Exercise of Option. Subject to the provisions of any insider trading agreement that may be in place between Optionee and ConAgra Foods (an “Insider Trading Agreement”), this Option shall be exercisable beginning six months after the date of this Agreement, and ending on the day preceding the tenth anniversary of the date of this Agreement, all in accordance with the terms of this Agreement and the Plan. If the Optionee should die prior to the end of the ten year term of this Option, within such ten year term this Option may be exercised by (i) any beneficiary designated by Optionee or, (ii) in the absence of such a designation, the surviving spouse of Optionee, if any, or otherwise by the estate of the Optionee.
          (a) Method of Exercise.
This Option shall be exercisable by a written notice which shall state the election to exercise the Option, identify the portion of the Option being exercised and be accompanied by such additional information and documents as ConAgra Foods in its discretion may prescribe. The purchase price of any shares with respect to which the Option is being exercised shall be paid by one or any combination of the following:
i. cash,
ii. check,
iii. wire transfer,
iv. certified or cashier’s check,
v. subject to the provisions of any Insider Trading Agreement, by delivering previously owned shares of Common Stock held by the Optionee for at least six months valued at Fair Market Value in accordance with Section 6.4 of the Plan, or
vi. subject to the provisions of any Insider Trading Agreement, by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion thereof) acquired upon exercise of the Option and remitting to ConAgra Foods a sufficient portion of the sale proceeds to pay both the entire exercise price and amounts owed under Section 2(c) of this Agreement.
          (b) Restrictions on Exercise. As a condition to his/her exercise of this Option, ConAgra Foods may require the person exercising this Option to make any representation and warranty to ConAgra Foods as may be required by any applicable law or regulation.
          (c) Payment of Taxes Upon Exercise. As a condition of the issuance of shares of Common Stock upon exercise hereunder, the Optionee agrees to remit to the Company at the time of exercise of this Option any taxes required to be withheld by the Company under Federal, state or local law as a result of the exercise. The minimum statutory tax withholding amount may be paid by one or any combination of the following:
i. cash,
ii. check,
iii. wire transfer,
iv. certified or cashier’s check,
v. subject to the provisions of any Insider Trading Agreement, by delivering previously owned shares of Common Stock held by the Optionee for at least six months valued at Fair Market Value in accordance with Section 11.4 of the Plan, or
vi. subject to the provisions of any Insider Trading Agreement, by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion thereof) acquired upon exercise of the Option and remitting to ConAgra Foods a sufficient portion of the sale proceeds to pay both the entire exercise price and amounts owed under Section 3(e) of this Agreement.
In addition, the Optionee may deliver previously acquired shares of Common Stock held by the Optionee for at least six months in order to satisfy additional tax withholding above the minimum statutory tax withholding amount permissible, provided, however, the Optionee shall not be entitled to deliver such additional shares if it would cause adverse accounting consequences for ConAgra Foods.

     3. Non-Transferability of Option. This Option may not be assigned, transferred, pledged or hypothecated in any manner (otherwise than by will or the laws of descent or distribution), nor may the Optionee enter into any transaction for the purpose of, or which has the effect of, reducing the market risk of holding the Option by using puts, calls or similar financial techniques. This Option may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the beneficiaries, executors, administrators, heirs, successors and assigns (“Successors”) of the Optionee.
     4. Stock Subject to the Option. ConAgra Foods will not be required to issue or deliver any certificate or certificates for shares to be issued hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class are then listed and until ConAgra Foods has taken such steps as may, in the opinion of counsel for ConAgra Foods, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and State Securities Laws and Regulations, in connection with the issuance or sale of such shares, and the listing of such shares on each such exchange. ConAgra Foods will use its best efforts to comply with any such requirements.
     5. Rights as Stockholder. The Optionee or his/her Successors shall have no rights as a stockholder with respect to any shares covered by this Option until the Optionee or his/her Successors shall have become the beneficial owner of such shares, and, except as provided in Section 6 of this Agreement, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which the Optionee or his/her Successors shall have become the beneficial owner thereof.
     6. Adjustments Upon Changes in Capitalization; Change in Control. In the event of any change in corporate capitalization, corporate transaction, sale or disposition of assets or similar corporate transaction or event involving ConAgra Foods as described in Section 5.4 of the Plan, the Committee shall make equitable adjustment in the number and type of shares subject to this Option and adjustment in the per share Option Price, provided, however, that no fractional share shall be issued upon subsequent exercise of the Option and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made if such adjustment is prohibited by Section 5.4 of the Plan (relating to Section 409A of the Code). The provisions of Section 11.5 of the Plan related to any “Change of Control” (as defined in the Plan) are applicable to this Agreement.
     7. Notices. Each notice relating to this Agreement shall be deemed to have been given on the date it is received. Each notice to ConAgra Foods shall be addressed to its principal office in Omaha, Nebraska, attention: Compensation. Each notice to the Optionee or any other person or persons entitled to exercise the Option shall be addressed to the Optionee’s address. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to the effect.
     8. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of ConAgra Foods. All obligations imposed upon the Optionee and all rights granted to ConAgra Foods under this Agreement shall be binding upon the Optionee’s Successors. This Agreement and the Plan shall be the sole and exclusive source of any and all rights which the Optionee and his/her Successors may have in respect to the Plan or this Agreement.
     9. Resolution of Disputes. Any dispute or disagreement which should arise under or as a result of or in any way relate to the interpretation, construction or application of this Agreement will be determined by the Committee. Any determination made hereafter shall be final, binding and conclusive for all purposes. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of Delaware.
     10. Amendment. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.